Agreement

                                     Between

                               PRECYSE CORPORATION

                                     - and -

                           THE CYBERBINGO CORPORATION

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS                                                       1
                  1.1      DEFINITIONS                                        1
         "Confidential Information"                                           1
         "Intellectual Property"                                              2
         "Product Specification(s)"                                           2
         "Related Materials"                                                  2
         "Software"                                                           2
                  1.2      SCHEDULES                                          2

ARTICLE 2 - LICENSE GRANT                                                     2

ARTICLE 3 - LICENSE FEES AND REPORTING                                        3

ARTICLE 4 - OBLIGATIONS OF THE LICENSOR                                       3

ARTICLE 5 - USERS OF THE SOFTWARE                                             3

ARTICLE 6 - SUPPORT AND MAINTENANCE                                           4

ARTICLE 7 - TERM                                                              5

ARTICLE 8 - TERMINATION                                                       5

ARTICLE 9 - ESCROW OF SOURCE CODE                                             5

ARTICLE 10 - WARRANTIES                                                       6

ARTICLE 11 - INDEMNIFICATION                                                  7

ARTICLE 12 - LIMITATION OF LIABILITY                                          8

ARTICLE 13 - GOVERNING LAW                                                    8

ARTICLE 14 - CONFIDENTIALITY                                                  8

ARTICLE 15 - ASSIGNABILITY                                                    9

ARTICLE 16 - OWNERSHIP                                                        9

ARTICLE 17 - GENERAL PROVISIONS                                               9

ARTICLE 18 - ARBITRATION                                                     11

SCHEDULE "A" - DESCRIPTION OF SOFTWARE
SCHEDULE "B" - ESCROW AGREEMENT

                  TECHNOLOGY LICENSE AND MAINTENANCE AGREEMENT

     THIS AGREEMENT made as of the 4th day of December, 1997.

B E T W E E N:

     PRECYSE CORPORATION, a corporation incorporated pursuant to the laws of Ontario

     (hereinafter referred to as the "Licensor")

                                                              OF THE FIRST PART;

                                     - and -

     THE CYBERBINGO CORPORATION, a corporation incorporated pursuant to the laws of Antigua

     (hereinafter referred to as the "Licensee")

     OF THE SECOND PART.

     WHEREAS the Licensee wishes to operate an Internet-based "bingo" operation on a Web server to be located in Antigua;

     AND WHEREAS the Licensee wishes to license the Software and the Related Materials (as hereinafter defined) and obtain related technical and advisory services from the Licensor.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     ARTICLE 1 - DEFINITIONS

1.1 DEFINITIONS

     The parties agree that, the following terms have the following meanings:

     (a) "Confidential Information" means the information provided by one party to the other and designated as confidential in writing. Confidential Information does not include information which is: publicly available or becomes so other than by acts of a party; in lawful possession of a party prior to it being provided by the other party; or, received by a party from a third party where the third party is not in breach of a duty not to disclose such information, and includes the Software and the Related Materials.

     (b) "Intellectual Property" means the intellectual property, or other rights licensed under this Agreement including, the copyrights subsisting in the Software, the Confidential Information, and all of the above as they are embodied in the Software and the Related Materials.

     (c) "Product Specification(s)" means the functional and technical specifications for the Software previously provided by the Licensor to the Licensee and includes such further functional and technical specifications as may be agreed upon by the Licensor and the Licensee from time to time.

     (d) "Related Materials" means any and all human readable documentation which is produced in relation to, and which is to be delivered with, the Software, and such other documentation which may thereafter be provided by the Licensor and includes such documentation that is necessary for use of the Software by the Licensee.

     (e) "Software" means the computer programs licensed to the Licensee hereunder in machine-executable object code form only and as set out in Schedule "A" to this Agreement, and each copy of, up-date of, variation or enhancement to such computer programs.

1.2  SCHEDULES

     The following are the schedules attached to and incorporated into this Agreement by reference, and deemed to be a part hereof:

     Schedule "A"     -     Description  of Software  and  Description  of
                            Support and  Maintenance Services

     Schedule "B"     -     Escrow Agreement

                            ARTICLE 2 - LICENSE GRANT

2.1 The Licensor hereby grants a world-wide non-exclusive license to the Licensee to use the Software and the Related Materials associated therewith for the term of this Agreement on a single server connected to the Internet and located in Antigua or in another country with the consent of the Licensor, not to be unreasonably withheld, subject to the terms and conditions of this Agreement. The foregoing license granted may not be revoked by the Licensor except at the termination of this Agreement.

2.2 The parties acknowledge that the license of the Software and the Related Materials associated therewith is non-exclusive, and the Licensor may grant further licenses for the use of the Software, the Related Materials, any derivative works, or the Intellectual

     Property in relation thereto, anywhere world-wide.

                     ARTICLE 3 - LICENSE FEES AND REPORTING

3.1 The Licensee agrees to pay the Licensor a licensing fee of United States One Thousand Five Hundred Dollars (U.S.$1,500.00), payable on the execution of this Agreement (the "Initial Fee").

3.2 In addition to the Initial Fee, the Licensee agrees to pay to the Licensor, the sum equal to fifty percent (50%) of its gross cash sales, such amount to be remitted to the Licensor within ninety (90) days of each fiscal quarter (the "Royalty"). The Royalty shall be accompanied by a quarterly statement income, showing the total gross sales during the period, prepared in accordance with GAAP.

3.3 The parties agree that the Licensor shall be authorized to charge additional fees, which shall be negotiated by the parties from time to time when new Software and related materials are required by the Licensee (the "Additional License Fee"). At no time shall the Additional License Fee be more than FIFTY THOUSAND DOLLARS ($50,000.00) for any single modification to the Software or Related Materials.

3.4 During the term hereof, the Licensor shall also provide to the Licensee, such support and maintenance for the Software and Related Materials as may be required by the Licensee, from time to time. The parties agree that the Licensor shall be authorized to charge additional fees for support and maintenance, which shall be negotiated by the parties from time to time, either on an hourly or monthly basis, as same are required from time to time by the Licensee (the "Support Fee").

3.5 During the term hereof, the Licensor shall also provide to the Licensee, such marketing, promotion and related advice as may be required by the Licensee, from time to time. The parties agree that the Licensor shall be authorized to charge additional fees for its marketing, promotion and related services, which shall be negotiated by the parties from time to time when same is required by the Licensee.

                    ARTICLE 4 - OBLIGATIONS OF THE LICENSOR

4.1 During the term hereof, the Licensor shall provide to the Licensee, at no extra cost, such reasonable number of further copies of the Software and the Related Materials as may be requested by the Licensee, from time to time.

4.2 The Licensor agrees to make enhancements to the Software that are requested by the

     Licensee. The parties agree that the Licensor shall be authorized to charge an additional one-time fee, which shall be negotiated by the parties when enhancements to the Software and the Related Materials are requested by the Licensee (the "Enhancement Fee"). The Enhancement Fee shall be based on a rate of United States Two Hundred Fifty Dollars (U.S.$250.00) per hour with a minimum of United States Twenty-Five Thousand Dollars (U.S.$25,000.00) per request (which may include more than one (1) enhancement).

                        ARTICLE 5 - USERS OF THE SOFTWARE

5.1 The Licensee shall be entitled to receive and have installed copies of the then current versions of the Software and the Related Materials. The Software may be accessed by any number of users on the Internet.

5.2 The License shall be entitled to make and use additional copies of the Software and the Related Materials as necessary to support its intended use of the Software. The Licensee covenants and agrees that all copies of the Software and the Related Materials must contain such copyright and proprietary notices as reasonably specified by the Licensor.

5.3 Upon termination of this Agreement, the Licensee shall return to the Licensor or destroy all copies of the Software and the Related Materials in the Licensee's possession, and the Licensee shall provide to the Licensor a certificate of an officer of the Licensee confirming that the Software and all Related Materials have been returned or destroyed as required.

5.4 The Licensee acknowledges and agrees that the Software may contain technical protection features, including the use of date dependent license codes, and/or hardware serialization, to restrict unauthorized copying or use of the Software.

                       ARTICLE 6 - SUPPORT AND MAINTENANCE

6.1 The Licensor agrees to provide support and maintenance services, as further described in Schedule "A", (the "Support and Maintenance Services"), for the duration of this Agreement.

6.2 If during the term of this Agreement the Software or the Related Materials fail to perform in accordance with the Product Specifications, or exhibit a major error which cannot be reasonably circumvented (the foregoing shall be collectively referred to as "Defects"), the Licensee shall advise the Licensor of the Defects.

6.3 The Licensor shall, within five (5) days of the communication of the existence of

     Defects referred to in section 6.2 from any source whatsoever, and at no extra cost to the Licensee, correct the Defects.

                                ARTICLE 7 - TERM

7.1 This Agreement shall have an initial term of five (5) years (commencing on the date first written above), and thereafter, shall automatically renew for additional one (1) year terms unless written notice to terminate is given by one party to the other at least ninety (90) days prior to the end of the then current term.

                             ARTICLE 8 - TERMINATION

8.1 Either the Licensor or Licensee may terminate this Agreement immediately upon the giving of written notice, to the defaulting party, upon the occurrence of any of the following events:

     (a)  the insolvency of the defaulting party;

     (b) the defaulting party executes an assignment for the benefit of its creditors;

     (c) the defaulting party dissolves, is wound up, ceases to carry on business, or makes a bulk sale of its assets; or

     (d) the defaulting party becomes subject to receivership, bankruptcy or similar proceedings.

8.2 Upon the occurrence of a material default not otherwise specifically dealt with under this Article 8, by either party, and the failure of such defaulting party to cure such default within thirty (30) days after receiving written notice thereof from the non-defaulting party, this Agreement may be terminated by the non-defaulting party by giving written notice of termination to the defaulting party, such termination to be immediately effective upon the receipt of such notice of termination, and without limitation to any other remedies available to the non-defaulting party.

                        ARTICLE 9 - ESCROW OF SOURCE CODE

9.1  The  parties  hereto   acknowledge  that  the  Software  source  code,  and
     associated source code materials which are available or necessary to generate, support or modify the machine-executable version of the Software, shall be placed in escrow, pursuant to the provisions of the Escrow Agreement attached as Schedule "B" to this Agreement, to be delivered to the Licensee as provided for therein.

                             ARTICLE 10 - WARRANTIES

10.1 The Licensor and Licensee warrant to each other as follows:

     (a) each is duly incorporated and subsisting under the laws of its place of incorporation;

     (b)  each has the power to and is authorized to enter into this Agreement;

     (c) the carrying out of this Agreement will not breach or interfere with any other agreement which the respective party has entered into; and

     (d) neither will enter into another agreement the carrying out of which would cause a material breach under this Agreement.

10.2 The Licensor warrants as follows:

     (a) the Licensor is the owner of, and no other person has the right to acquire ownership of or the right to use or license use of, the Intellectual Property, the Software and the Related Materials;

     (b)  the Software and the Related Materials are original works;

     (c) the Licensor has the right to license the Intellectual Property, the Software and the Related Materials pursuant to the provisions hereto, free of any claims, liens or encumbrances;

     (d) the use of the Software and the Related Materials does not infringe upon the intellectual property rights, including but not limited to copyright, patent, trade secret, trade-mark or other proprietary right, of others in Canada or Antigua, or, to the knowledge of the Licensor, anywhere outside of Canada and Antigua;

     (e) there are no existing or threatened legal proceedings brought against the Licensor, in respect of its ownership of the Intellectual
          Property, the Software or the Related Materials or its ability to license use of same;

     (f) the Software does not contain any programs undisclosed to the Licensee which are intended to permit unauthorized access, or cause damage to other programs, data or hardware, nor does the Software contain any feature designed for the destruction of such data (i.e., computer viruses);

     (g) the Licensor shall keep this Agreement, the Software and the Related Materials free of any liens, claims and encumbrances;

     (h) the Software shall, when properly operated and maintained, perform the various functions and features without Defects, and shall operate in accordance with the Product Specifications;

     (i) the Related Materials accurately and completely describe the operation, maintenance, performance and functionality of the Software, and does so in sufficient detail to allow a user to install, implement, integrate and operate the Software; and

     (j) the Software is Year 2000 compliant and, more specifically, (i) is designed to be used prior to, during and after the calendar year 2000 A.D. without error relating to date data, and shall operate transparently to the user during such time periods, (ii) is capable of operating without error relating to the product of date data which represents or references different centuries or more than one century,
          (iii) is designed such that all data fields, date-related user interfaces and other interfaces include the indication of century, and
          (iv) recognizes the Year 2000 as a leap year.

                          ARTICLE 11 - INDEMNIFICATION

11.1 The Licensor shall indemnify and save harmless the Licensee against all claims (including liabilities and legal costs and disbursements) made against the Licensee as a result of its rights under this Agreement, alleging that any of the Software or the Related Materials constitutes infringement or any copyright, patent, trademark, trade secret or other intellectual property right of another.

11.2 The Licensee shall notify the Licensor as soon as possible upon any claim being made against the Licensee, that use of the Software or the Related Materials is alleged to be an infringement of the intellectual property rights of another.

11.3 In the event that the Software or the Related Materials is finally held by a court of competent jurisdiction to be an infringement of the intellectual property rights of another or if a dispute is settled pursuant to which the Licensee is prevented from using the Software or the Related Materials, then the Licensor shall (without limiting the Licensee's rights pursuant to this Agreement, at law or in equity):

     (a) modify the Software or the Related Materials to make it non-infringing;

     (b) obtain a license for use of the Software or the Related Materials from the other party; or

     (c) provide a functionally equivalent alternative to the Software or the Related Materials.

11.4 Without limiting the indemnity provided by the Licensor in section 11.1 hereof, each party covenants and agrees to indemnify and save harmless the other party from and against any direct loss or damage suffered by the other party, including but not limited to business profits, as a result of any material breach of, non- compliance with or untruth of any of the warranties, representations or covenants of that party contained in this Agreement, in any schedule hereto, in any documents to be executed and delivered pursuant to this Agreement or in any documents delivered in connection with this Agreement or any claims by any other person regarding matters which rose prior to or as a result of the entering into of this Agreement, including, without limiting the generality of the foregoing, all reasonable costs and expenses (including legal fees incurred in connection with any such loss or damage and in connection with any claim under this section).

                      ARTICLE 12 - LIMITATION OF LIABILITY

12.1 Except  as  expressly  provided  herein,   there  are  no  representations,
     warranties or conditions, express or implied, statutory or otherwise, relating to the Software, the Related Materials, the Intellectual Property or any services to be provided by the Licensor, including but not limited to, any implied warranty or condition of merchantability or fitness for a particular purpose.

12.2 In no event will either party be liable to the other for any special, indirect, incidental or consequential damages, including but not limited to, indirect lost profits and lost revenues.

12.3 Except for a breach relating to confidentiality payment obligations or proprietary rights, each party's liability to the other party for any claim, demand or cause of action, whether based on contract (including fundamental breach), tort (including negligence) or otherwise, for any losses or damages arising out of or resulting from this Agreement, shall not in the aggregate exceed U.S.$10,000.

                           ARTICLE 13 - GOVERNING LAW

13.1 This Agreement shall be interpreted and governed by the laws of the Province of Ontario and the laws of Canada applicable herein.

                          ARTICLE 14 - CONFIDENTIALITY

14.1 Each of the parties acknowledge that the other party's Confidential Information is confidential, a trade secret, and is owned by the other party. Each party will only use the other party's confidential information for the purposes intended by this Agreement.

14.2 All parties to this Agreement will take all reasonable precautions to maintain the confidentiality of any other party's Confidential Information and to prevent the unauthorized disclosure to third parties of the Confidential Information.

                           ARTICLE 15 - ASSIGNABILITY

15.1 This Agreement may not be assigned by either of the Licensor or the Licensee in whole or in part except with the prior written consent of the other party.

15.2 This Agreement is binding on the parties to this Agreement, their successors, permitted assigns, heirs, executors and administrators.

                             ARTICLE 16 - OWNERSHIP

16.1 The Licensee acknowledges that the Licensor will at all times retain ownership of the Software and associated Intellectual Property rights.

                         ARTICLE 17 - GENERAL PROVISIONS

17.1 This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof.

17.2 This Agreement cannot be modified or amended other than by written modification made in writing and executed by the parties hereto.

17.3 All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery, telecopy or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

     (a)      to the Licensee at:       The Cyberbingo Corporation
                                        Unit #9 The Dollar Building
                                        St. John's, Antigua

     (b)      to the Licensee at:       Precyse Corporation
                                        6 Adelaide Street East
                                        10th Floor
                                        Toronto, Ontario
                                        M5C 3H6
      or at such other address as may be given by either of them to the other in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered or transmitted by telecopy or, if mailed, forty-eight (48) hours after 12:01 a.m. on the day following the day of the mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demand or other communications shall be deemed to have been received forty-eight (48) hours after 12:01 a.m. on the day following the resumption of normal mail service. Where a notice is given by telecopy, the hard copy of the original notice shall be sent by prepaid regular mail on the next business day after the original notice was sent.

17.4 The waiver by any party of a breach of this Agreement does not constitute a waiver or other breaches or rights under this Agreement.

17.5 Delays or non-performance of any obligations under this Agreement caused by events beyond the reasonable control of the party having the obligation, shall not be a breach of this Agreement. The time of carrying out the obligation shall extend or a period equal to the time over which the conditions existed.

17.6 The headings in this Agreement are for reference purposes only and cannot be used to construe the terms of the Agreement.

17.7 This Agreement does not establish a joint venture or partnership between the Licensor or Licensee.

17.8 All dollar amounts referred to in this agreement shall be in United States funds.

17.9  Time is of the essence of this Agreement and each part thereof.

17.10 The provisions of section 5.3 and Articles 11, 12, 13 and 14 shall survive expiration or termination of this Agreement for any reason and shall remain in force and effect until such time as the parties may mutually agree to the release of the obligations contained therein.

                            ARTICLE 18 - ARBITRATION

18.1 If at any time during the term of this Agreement any dispute, difference or question shall arise between or among any of the parties hereto concerning the construction, meaning or effect of this Agreement or the termination of this Agreement (other than a matter dealt with in this Agreement or any agreement or covenant entered into pursuant thereto whereby such agreement or covenant specifically states that a certain determination shall be final and binding), or the rights or obligations of the parties hereto or their heirs, executors, administrators, successors and assigns, then, every such dispute, difference or question shall be submitted to and settled by arbitration and the decision of the arbitrator, appointed as hereinafter provided, to deal with such matters shall be accepted by all of the parties to such dispute, difference or questions. The arbitration shall be conducted in Toronto, Canada by a single arbitrator agreed upon by the parties to the matter. If, within five (5) days after notice of the arbitration has been given by one of such parties to the other or others, such parties cannot agree upon a single arbitrator, then in such event, the arbitration shall be conducted by a single arbitrator appointed by a Judge of the Ontario Court (General Division) on the application of any such party with notice to the other or others. The arbitration shall be conducted in accordance with the provisions of the Arbitration Act (Ontario), as amended, or any successor statute thereto, in force at the time of such dispute, difference or question. The decision of the Arbitrator shall be final and binding upon all parties to such dispute, difference or question, and there shall be no appeal therefrom. The prevailing party shall be entitled to an award of arbitration costs.

     IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year first above written.

                                          PRECYSE CORPORATION


                                          By:
                                             -----------------------------------
                                             Authorized Signing Officer


                                          By:
                                             -----------------------------------
                                             Authorized Signing Officer



                                          THE CYBERBINGO CORPORATION


                                          By:
                                             -----------------------------------
                                             Authorized Signing Officer


                                          By:
                                             -----------------------------------
                                             Authorized Signing Officer

                                  SCHEDULE "A"

                             DESCRIPTION OF SOFTWARE

"Software" means the "Cyberbingo" software and any other software developed for the Licensor, or as a further enhancement, modification, upgrade or new version of, "Cyberbingo". The Software shall correspond to the version of the Software demonstrated to and tested by Licensee or its agents.

Attachment 1 to this Schedule A contains a more detailed description of the Software.

                 DESCRIPTION OF SUPPORT AND MAINTENANCE SERVICES

Licensor shall:

          provide Licensee with escalation procedures;

          coordinate all third party on-site support contracts with local service providers remotely monitor and maintain the operation of the Web server and associated systems (the "Cyberbingo System"), including installation and use of remote control and notification agents;

          respond within twenty-four (24) hours to any major problem or failure of the Cyberbingo System and work continuously until the major problem or failure is resolved so that the Cyberbingo System is operational for commercial production purposes. In the event that a major problem or failure of the Cyberbingo System cannot be resolved remotely within forty-eight (48) hours then Licensee shall dispatch its personnel to Licensee's premises (to arrive within a further forty-eight (48) hours) in order to correct the major problem or failure;

          make recommendations to the Licensee concerning the maintenance of adequate replacement hardware in Antigua to permit local service providers to rapidly restore the operation of the Cyberbingo System in the event of a hardware failure; and

          the Licensee shall be responsible to acquire, install and maintain the recommended hardware configuration necessary for the operation of the Cyberbingo System.